INDEX

      SECTION                                              PAGE
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      ENDORSEMENT TO THE PAYMENT
      OPTIONS
               Postponement of Payments                    1
               Values                                      1
               Payment Options                             1
               Payments for a Stated Time Option           1
               Payments for Life Option                    2
               Stretch Annuity 1RA/403(b) Payment
               Option                                      4

9617(0803)                                   - 1-
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ENDORSEMENT TO THE PAYMENT OPTIONS
--------------------------------------------------------------------------------
         Effective as of the contract Date of Issue, the contract is amended and modified as set forth below.

POSTPONEMENT OF
PAYMENTS

         The following text is deleted from the Postponement of Payments provision of the contract:

         "If any payment under this contract is deferred for more than 30 days, we will add to the payment interest of at least 4 % per year from the date we receive the request to the date of payment."

         In its place, the following text is added to the Postponement of Payments provision of the contract:

         "If any 'payment under this contract is deferred for more than 30 days, we will add to the payment interest of at least 2.50% per year from the date we receive the request to the date of payment."

VALUES

Notwithstanding any declaration to the contrary within the contract, the tabled values in Payment
Options are based on the 2000 Table for Individual Annuitant
Mortality (IAM) and compound interest at a rate of 1.50% per year.

PAYMENT OPTIONS

The Option 1, 2 and 3 Provisions and the Options 2 and 3 Table appearing in the contract are re moved and replaced with the following:

PAYMENTS FOR A STATED TIME OPTION

Equal monthly payments shall be made for a stated number of years. The first payment shall be made on t he Option Effective Date. The amount of each monthly payment is shown in the table. The monthly payments are based on an interest rate of 1.50% per year. We may pay more interest in any year.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
9617(0803)                                                                Page 1
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                       Payments for a Stated Time Option
                  Monthly Payments for Each $1,000 of Proceeds

             Stated Number of Years              Monthly Payments

                       5                               17.28
                       6                               14.51
                       7                               12.53
                       8                               11.04
                       9                                9.89
                       10                               8.96
                       11                               8.21
                       12                               7.58
                       13                               7.05
                       14                               6.59
                       15                               6.20
                       16                               5.85
                       17                               5.55
                       18                               5.27
                       19                               5.03
                       20                               4.81
                       21                               4.62
                       22                               4.44
                       23                               4.28
                       24                               4.13
                       25                               3.99
                       26                               3.86
                       27                               3.75
                       28                               3.64
                       29                               3.54
                       30                               3.44

PAYMENTS FOR
LIFE OPTION

         Equal monthly payments shall be made for any guaranteed period chosen and thereafter during the life of a chosen human being. The first payment shall be made on the Option Effective Date. The amount of each monthly payment depends on the age and sex of the chosen human being on the Option Effective Date and on any guaranteed period chosen. We may require proof to our satisfaction of such age. We may require like proof that such human being is alive on the date any payment is due. The guaranteed period may be five or ten years or a Refund period. A Refund period extends until the sum of the payments is equal to the proceeds placed under the option. The monthly payments are based on an interest rate of 1.50% per year. We may pay mote interest in any year during the guaranteed period. Upon request we will quote the amount of monthly payments for lower ages and guaranteed periods not shown in the table of Payments for Life.


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
9617(0803)                                                                Page 2
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                            Payments for Life Option
                  Monthly Payments for Each $1,000 of Proceeds

 (Amounts shown are for the age nearest birthday on the Option Effective Date)

                               Guaranteed Period

                  Male                                        Female
         --------------------------                ---------------------------
Age       None   10 Years   Refund                 None     10 Years    Refund
-----------------------------------                ---------------------------
50       $3.24    $3.22     $3.02                  $3.00    $2.99       $2.86
51        3.31     3.29      3.08                   3.06     3.05        2.91
52        3.39     3.36      3.13                   3.13     3.11        2.96
53        3.47     3.44      3.19                   3.19     3.18        3.02
54        3.55     3.51      3.25                   3.26     3.25        3.07
55        3.63     3.60      3.31                   3.34     3.32        3.13
56        3.73     3.68      3.38                   3.41     3.39        3.19
57        3.82     3.77      3.45                   3.50     3.47        3.26
58        3.92     3.87      3.52                   3.58     3.56        3.32
59        4.03     3.97      3.60                   3.68     3.64        3.39
60        4.15     4.07      3.67                   3.78     3.74        3.46
61        4.27     4.19      3.76                   3.88     3.83        3.54
62        4.40     4.30      3.84                   3.99     3.94        3.62
63        4.54     4.42      3.93                   4.11     4.05        3.70
64        4.69     4.55      4.02                   4.23     4.16        3.79
65        4.85     4.69      4.12                   4.37     4.28        3.88
66        5.02     4.83      4.23                   4.51     4.41        3.98
67        5.20     4.98      4.33                   4.66     4.55        4.08
68        5.39     5.13      4.45                   4.83     4.69        4.19
69        5.60     5.29      4.57                   5.00     4.84        4.30
70        5.82     5.45      4.70                   5.19     5.00        4.43
71        6.05     5.62      4.82                   5.39     5.17        4.55
72        6.30     5.79      4.96                   5.61     5.34        4.68
73        6.57     5.96      5.11                   5.85     5.52        4.82
74        6.85     6.14      5.25                   6.11     5.71        4.98
75        7.15     6.32      5.41                   6.39     5.91        5.13
76        7.47     6.51      5.59                   6.69     6.11        5.30
77        7.82     6.69      5.75                   7.01     6.31        5.47
78        8.19     6.87      5.93                   7.36     6.52        5.66
79        8.59     7.05      6.14                   7.74     6.73        5.85
80        9.01     7.22      6.34                   8.16     6.93        6.04
81        9.47     7.39      6.55                   8.60     7.13        6.29
82        9.95     7.56      6.77                   9.09     7.33        6.50
83       10.47     7.71      7.00                   9.61     7.52        6.76
84       11.02     7.86      7.25                  10.18     7.69        7.00
85       11.61     8.00      7.52                  10.79     7.86        7.26

                             + Higher ages the same


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
9617(0803)                                                                Page 3
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STRETCH ANNUIIT
IRA/403(B)
PAYMENT OPTION

         The following Stretch Annuity IRA/403(b) Payment Option is added to the Payment Options section of the contract:

         "Annual payments will be made for the number of full years determined as the joint life expectancy of a chosen human being and a beneficiary assumed to be at least 10 years younger than the chosen human being. The life expectancy will be calculated based on the Uniform Lifetime Table or Table VI (whichever is applicable) of Section 1.401(a)(9)-9 of the Income Tax Regulations.

         The first payment made under this option will be made on the Option Effective Date. Subsequent payments will be made at 12-month intervals from the Option Effective Date. The amount of the first payment will be the proceeds placed under this option divided by the applicable divisor. In each successive year, the payment will equal the balance of the proceeds on the December 31"immediately preceding the date of payment divided by the then applicable divisor. The applicable divisor in any year will equal the larger of:

            1. the calculated life expectancy; or
            2. the minimum permitted under the rules of sections 401(a)(9),
               403(b)(10), 408(a)(6), or 408(b)(3) of the federal Internal
               Revenue Code of 1986 and the regulations thereunder, if and as applicable to this arrangement.

         Interest will be credited to the balance of the proceeds at our current settlement rate in effect in each year, but at not less than 1.50% per year.

         At the death of the contract holder, the Beneficiary's actual life expectancy will be used to calculate minimum distribution payments, reduced by one for each subsequent year."

Signed for National Life Insurance Company at its Home Office in Montpelier, Vermont, by


/s/ Thomas H. MacLeay
---------------------
Chairman of the Board and
Chief Executive Officer


                                                 National Life Insurance Company
            One National Life Drive * Montpelier, Vermont 05604 * (802) 229-3333
9617(0803)                                                                Page 4